EXHIBIT 4.6

                          SUBSCRIPTION AGREEMENT

                          Ciralight Global, Inc.
                          (A Nevada Corporation)

     The undersigned ("Subscriber") understands that Ciralight Global, Inc., a Nevada corporation ("Company") is offering for sale up to 5,200,000 shares of the Company's common stock ("Shares"). Unless otherwise indicated, the terms used herein shall have the meanings set forth in the Amended Confidential Private Placement Memorandum (as defined below).

     The Shares are being offered for sale pursuant to the Amended Confidential Private Placement Memorandum of the Company, dated October 9, 2009 ("Offering Memorandum"), at a purchase price of $.25 each, payable in full upon delivery of the subscription documents. The Subscriber acknowledges the Subscriber's receipt and review of the Offering Memorandum and understands that the Shares will be offered pursuant to the terms and in the manner described in the Offering Memorandum.

     1. Subscription. Subject to the terms and conditions hereof and the provisions of the Offering Memorandum, the Subscriber hereby irrevocably subscribes for and agrees to purchase $________ of Shares having a cash purchase of $.25 each ("Purchase Price"), and hereby tenders (a) this Subscription Agreement (sometimes herein referred to as "Subscription"); (b) a check in the amount of the Purchase Price payable to the order of "Ciralight Global, Inc.;"
(c) a completed Purchaser Questionnaire; and (d) a photocopy of the Subscriber's state driver's license. The cash payment is sometimes herein referred to as the "Proceeds."

     The Proceeds will be deposited into the general operating bank account of the Company.

     Should this Subscription be rejected, this Subscription shall be rendered void and of no further force and effect and the Company will return to the Subscriber the Proceeds paid herewith within a reasonable period of time. No interest will be paid on the Proceeds.

     If this Subscription is accepted, but no Closing of the Offering takes place, the Proceeds will be returned to the Subscriber within a reasonable period of time. No interest will be paid on the Proceeds.

     2. Acceptance of Subscription. It is understood that the Company shall have the right, in accordance with the terms of the Offering Memorandum, to accept or reject this Subscription in whole or in part, and that the same shall be deemed to be accepted by the Company only when it is signed by the Company. The Subscriber understands and agrees that subscriptions need not be accepted in the order received.
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     3. Representations and Warranties of the Subscriber.  The Subscriber hereby represents  and warrants to the Company as follows:

          (a) The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Company and the suitability of the Shares as an investment for the Subscriber, and that the Subscriber is able to bear the economic risk of an investment in the Shares.

          (b) The Shares for which the Subscriber hereby subscribes will be acquired for the Subscriber's own account for investment and not with the view toward resale or redistribution and the Subscriber does not presently have any reason to anticipate any change in the Subscriber's circumstances or other particular occasion or event which would cause the Subscriber to need to sell the Subscriber's Shares.

          (c) The Subscriber has received no representations or warranties from the Company, or its employees or agents, other than those contained in the Offering Memorandum.

          (d) The Subscriber has received, carefully read, and fully understands the Offering Memorandum, including the exhibits attached thereto and any amendments thereof, and the Subscriber confirms that all documents, records and books pertaining to the Subscriber's proposed investment in the Company have been made available to the Subscriber.

          (e) The Subscriber has had an opportunity to ask questions of and receive satisfactory answers from the Company, or persons acting on the Company's behalf, concerning the various matters discussed in the Offering Memorandum, the terms and conditions of this investment, the business prospects of the Company, the numerous risks associated with an investment in the Company, the possibility that the Subscriber could lose his or her entire investment in the Company, and such other questions as the Subscriber has deemed necessary for the Subscriber's investment decision with respect to the Shares, and all such questions have been answered to the full satisfaction of the Subscriber. In making the Subscriber's decision to purchase the Shares, the Subscriber has relied solely on independent investigations by the Subscriber and/or the Subscriber's representatives and the Subscriber's or their representative's review of the Offering Memorandum and other documents described herein and therein.

          (f) The Subscriber represents that it has been called to the Subscriber's attention, both in the Offering Memorandum and by those individuals with whom the Subscriber has dealt in connection with this investment in the Company (i) that the Subscriber's investment in the Company involves a substantial degree of risk and is suitable only for persons with adequate means who have no need for liquidity for their investments; (ii) that the sale of Shares is restricted and there is no market for the sale of Shares and none is anticipated; (iii) the fact that the Subscriber meets the suitability standards described herein and in the Offering Memorandum does not necessarily mean that the purchase of the Shares is a suitable investment for the Subscriber.

          (h) The Subscriber represents that no assurances or guarantees have been made by the Company, its management or other representatives regarding any return on an investment in the Shares.

          (i) The Subscriber acknowledges that the Company has made available to the Subscriber the opportunity to obtain additional information to verify the accuracy of the information contained in the Offering Memorandum and to evaluate the merits and risks of this investment.

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
          (j) The Subscriber acknowledges that he or she has been given the opportunity to visit and tour the Company's corporate offices in Irvine, California and its warehouse/assembly facility in Corona, California.

     THE SUBSCRIBER CONFIRMS THAT THE SUBSCRIBER HAS CONSULTED WITH LEGAL, TAX AND FINANCIAL ADVISORS REGARDING THE CONSEQUENCES TO THE SUBSCRIBER OF ACQUIRING, OWNING AND DISPOSING OF THE SHARES AND THE DOCUMENTS RELATING THERETO AND IS RELYING ON SUCH LEGAL, TAX AND FINANCIAL ADVISORS FOR ALL MATTERS REGARDING THIS INVESTMENT.

     4. INDEMNIFICATION. The Subscriber acknowledges that the Subscriber has discussed with the Subscriber's legal counsel the meaning and legal consequences of the representations and warranties made in this Subscription Agreement and understands same, and the Subscriber hereby agrees to indemnify and hold harmless the Company, its management and their respective agents and employees, from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty. If the Subscriber is a shareholder or creditor of Ciralight, Inc., the Subscriber acknowledges the benefit and consideration the Subscriber is receiving by being given the opportunity to invest in the Company and Subscriber hereby waives any and all claims, causes of action, rights to damages and other rights Subscriber may have against Ciralight, Inc., the Company and their affiliates, agents, attorneys, officers, directors and creditors. Notwithstanding the foregoing, no representation, warranty, acknowledgment or agreement made herein by the Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to the Subscriber under federal or state securities laws.

     5. LIMITATION ON TRANSFER OF INTERESTS. The Subscriber acknowledges that the Subscriber is aware that there are substantial restrictions on the transferability of the Shares. The Subscriber acknowledges that the Shares may not be sold or transferred until such Shares are registered with the SEC and a trading market for such Shares develops, unless such sale is exempt from registration under any federal and other state or other jurisdiction's securities laws.

     6. SURVIVAL. All representations, warranties and covenants contained in this Subscription Agreement and the indemnification contained herein shall survive (a) the acceptance of the Subscriptions by the Company; (b) changes in the transactions, documents and instruments described in the Offering Memorandum that are not material; and (c) the death, disability or incapacity of the Subscriber.

     IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of the ____ day of _____________________, 2009.


          ------------------------------------------------------------
                       Signature of individual subscribing

          ------------------------------------------------------------
          Officer, agent or other representative of entity subscribing


          ------------------------------------------------------------
           Name, typed or printed, of individual or entity subscribing

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

          ------------------------------------------------------------
                       Social Security or Taxpayer ID No.

          Residence Address:
                            ------------------------------------------
          City, State and Zip Code:
                                   -----------------------------------
          Business Address:
                           -------------------------------------------
          City, State and Zip Code:
                                   -----------------------------------

NOTICES SHOULD BE SENT TO: Residence Address _____   Business Address _____


                                CONSENT OF SPOUSE

     The  undersigned,  being the spouse of,  __________________________________
who has executed the foregoing Subscription Agreement, hereby consents to such subscription and agrees to be bound by the terms thereof.


          ------------------------------------------------------------
                        Signature of Subscriber's Spouse


          ------------------------------------------------------------
                         Name of Spouse printed or typed


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